Exhibit 99.2

May 7, 2013

Investor Presentation Script

The following script should be read in conjunction with the accompanying slide presentation, which contains, among other information, source data for certain information set forth in the script.

Thank you very much for joining us today.

XPO Logistics is one of the fastest-growing providers of transportation and logistics services in North America. We have three divisions: freight brokerage, expedited transportation and freight forwarding. Our expedited division, which is a top five provider of expedite services in the U.S., has more than 400 trucks under exclusive contract to be available to our shipper customers. And we have over 22,000 additional relationships with carriers that provide capacity.

To sum up XPO in one phrase, we’re about rapid, skillful execution. In the past 17 months, we opened 18 cold-starts and completed seven acquisitions, including three acquisitions so far this year. We now have a footprint of 62 locations in the U.S. and Canada. We’ve grown our headcount from 208 to more than 1,000 employees since January 1, 2012. And we’ve expanded our freight brokerage division from a single location to the 17th largest operation of its kind in North America. That was the ranking we received from Transport Topics for 2012, and we’re going to continue to rise through the ranks this year.

We’ve also implemented leading-edge training and mentoring programs. We introduced a scalable IT platform and three major upgrades. We established a national accounts program to market to tier one customers. We raised $289 million through common stock and convertible debt offerings to fund our growth. And most importantly, we’ve instilled a high-octane, performance-driven culture. Our teams are hungry for growth. We now have the foundation in place to support a much larger company, and we’ve built that foundation with discipline, in line with our strategy.

We’re able to do this because we operate in an industry with favorable fundamentalsthat create significant opportunities for us. Our industry is large, growing and fragmented. Logistics worldwide is more than $3 trillion in annual revenues. In the United States alone, it’s about a trillion dollars. Over-the-road, for-hire trucking is about $350 billion, with an estimated 250,000 truckload carriers servicing millions of shippers. Truck brokerage, one of our primary focuses, accounts for just $50 billion of the $350 billion currently being spent with these carriers.

A critical factor, from our point of view, is that the logistics pie is expanding. Brokerage has been growing at about two to three times GDP. Still, the market is largely underpenetrated, with a 15% penetration rate of brokerage versus direct shipper-to-carrier cartage. Our bet is that the 15% is likely to increase substantially, and that our strategy will position our company to benefit from this long-term trend. We’re building XPOto capitalize on two opportunities: the $50 billion that goes through brokers right now, and the $300 billion of shipments that shippers currently place direct with carriers each year. As the market becomes more penetrated, and a greater percentage of shipments is handled by brokers, XPO will have the scale to compete effectively for that business.

One thing that’s driving penetration is an outsourcing trend. This is less about cycles and more about the fact that it makes economic sense for many companies to utilize outsourced logistics services. We believe that another motivating factor is the professionalization of the industry: as shippers and carriers become increasingly accustomed to superior levels of technology and service, they seek out supply chain partners who can provide these capabilities.

In addition to being large and growing, the logistics industry is also fragmented and in an early stage of consolidation. That makes it very appealing. There are over 10,000 licensed truck brokers in the United States, yet only about 25 of them – less than 1% – have revenue of over $200 million.

All of these dynamics create opportunity for us. We intend to grow our combined operations to several billion dollars in revenue over the next few years. In 2011, we had $177 million of revenue. A year later, we reported 2012 revenue of $279 million. And we’re currently at an annual revenue run rate of more than $500 million. So we’ve nearly tripled the size of the company in 17 months. And we expect to be at a run rate of a billion dollars by year-end.

We’re driving growth with a three-part strategy that we put in place in September of 2011, when we took control of the company. Part one is acquisitions – we will continue to acquire attractive companies that are highly scalable. Part two is cold-starts – we will continue to open greenfield locations in North America, and base them where we can recruit strong leaders and a large number of qualified salespeople. And part three is to optimize our operations. This includes our acquired branches, our cold-starts, and the operations that were already in place in 2011. Let’s take a closer look at each part of this strategy.

First, there’s acquisitions. We’ve looked at over 1,000 of the 10,000 truck brokers out there and we have a short list of about 100. We have a full-time acquisition team that’s constantly in dialogue with these 100 targets. In some cases, a lack of access to working capital provides an incentive for owners to sell.

When we look at a potential acquisition, it’s more than just a financial transaction. We ask ourselves, what special value does this company bring to the table? How does it fit into XPO? Is this an operation that we can grow to many times its current size? Will the employees be exceptional additions to our organization?

When we acquire a company, we put the branches onto our technology, which connects them to our entire organization, and we give them access to our carrier pool. It’s a win-win, because the acquired operations can sell the services of our other divisions, and we gain more carriers, customers, and lane and pricing histories that we can use company-wide.The added locations also give us more real-time visibility into the ebb and flow of pricing in various lanes. It all adds up to our salespeople being able to cover loads more effectively.

We’ve already completed two acquisitions in 2013:two in February and one this week. Our most recent acquisition is Interide Logistics, a freight brokerage business with trailing 12 months revenue of approximately $28 million as of March 31. Interide serves a diversified mix of about 900 customers from its locations in Salt Lake City, Utah;Minneapolis, Minnesota; and Louisville, Kentucky. Sean Snow, who ran Interide, has joined us at XPO. Sean’s the former president of England Logistics, which is a C.R. England subsidiary that he grew to approximately $300 million in revenue before taking control of Interide in 2009. He’s excited about growing Salt Lake City into a mega-branch for us.

Prior to Interide, we bought Covered Logistics in February. Covered is a freight broker with 2012 revenue of $27 million. They’ve been in business for about seven years and haveover 4,000 carrier relationships. Covered primarily serves customers in the manufacturing, postal, consumer, and oil and gas sectors. We very much like their teams in Lake Forest, Illinois; and Dallas, Texas. They have deep roots in the industry and they share our passion for growth.

In October of 2012, we acquired Turbo Logistics, a 28-year-old company that serves mostly Fortune 500 customers. When we bought Turbo, they were operating at four locations: Gainesville, Georgia; Reno; Chicago; and Dallas. They had trailing 12 months revenue of $124 million and 170 employees – including dozens of industry veterans who have been in logistics for 15 or 20 years. They know all the ins and outs of this business, and they know how to service large customers.

We’ve scaled up Gainesville significantly by adding salespeople, and we have plans to add a lot more this year. Gainesville has the physical space to accommodate hundreds of additional headcount, and it’s located within an hour’s drive of 70,000 college students. In Reno, we’ve moved the operation to a larger facility so that we can expand beyond the salespeople we’ve already added. We expect a lot of the Reno hires to come from the University of Nevada, which has 18,000 students nearby. The other two branches, Dallas and Chicago, have been combined with our existing operations in those cities.

Two months prior to Turbo, we purchased one of Canada’s leading freight brokerage companies, Kelron Logistics. Kelron had been in the logistics business for 20 years, with offices in Toronto, Montreal, Vancouver and Cleveland. It was generating about $100 million of annual revenue when we bought it. One very positive aspect of the Kelron deal is that it added thousands of carriers and customers to our database, including some large shippers, which benefits our entire network. And the former Kelron branches now have access to our additional capacity as well. These branches have the capability to grow to two or three times their current size, and we’re giving them the resources to do that.

Interide, Covered, Turbo and Kelron all fit our strategy for growth. They have synergies with our organization, and most of all they’re highly scalable. Our other three acquisitions – East Coast Air Charter, BirdDog Logistics and Continental Freight Services – have similar qualities.

This brings us to the second part of our strategy, and an equally important one – cold-starts. As mentioned earlier, we’ve opened 18 cold-starts to date. Eight of those were freight brokerage, and they’re ramping up nicely. As of March, they had a combined annual revenue run rate of almost $78 million. We also opened nine cold-starts in freight forwarding and one in expedite.

Each of our freight brokerage cold-starts is led by a highly experienced branch president who has “been there and done that” before – someone who can inspire a team to build a branch up to tens or hundreds of millions of dollars in revenue. We locate these branches in prime areas for recruitment. Talent is the most important factor for cold-starts, both leadership talent and sales talent.

When you get the right people in place, you can drive exceptional growth. Five of our freight brokerage branches have the potential to be mega-branches: Charlotte, Chicago, Gainesville, Lake Forest and Salt Lake City. We plan to supersize these branches and apply the same model to other markets where we can recruit strong leadership and sales talent. Cold-starts of any size can generate extremely high returns on invested capital, because the amount of invested capital is relatively slim: a million dollars or less. And there’s a large component of variable-based incentive compensation.

The third part of our strategy is scale and optimization. We have a robust framework in place to expand the sales force at any location with rapid recruiting and on-boarding. This includes intense off-site training as well as on-site mentoring.

So, there’s a lot of runway ahead of us. Right now, we have more than 8,500 customers in manufacturing, industrial, retail, commercial and life sciences, as well as government-related accounts – yet we currently serveonly about one percent of the $50 billion addressable market. Our goal is to grow our share to 10 percent in the next several years.

We’re not going to get there alone – our customers are going to drive our growth. It will take equal parts sales and service. All of our salespeople are on salesforce.com, where we’ve assigned a single point of contact foreach prospect. We have good visibility into the efforts we’re making to win new business.

To build relationships with the largest shippers, we recently launched a new strategic accounts team led by Jeff Battle, one of the key executives who led the growth of Turbo Logistics over the last two decades. He’s part of a talented team that includes Greg Ritter, who was president of Knight Brokerage before he joined XPO. The team also includes Dennis McCaffreyand Pat Gillihan. Dennis has 20 years in the industry and most recently ran outside sales for our expedited transportation group. Pat was one of the three owners of Covered Logistics.

Our strategic accounts team represents huge potential. They offer a compelling value proposition to the largest shippers in North America: we offer access to a large and constantly growing network of carriers. We’re continually developing cutting-edge technology. And most importantly, we have a passionate commitment to world-class service.

We see an opportunity to differentiate XPOby providing a consistently superior customer experience. Customers want to deal with people who are intensely trained in service and are compensated for flawless execution. They’re very focused on making sure that service failures don’t happen. If there’s a problem, they want to know about it right away and they want to see a solution. We get that. If you walk into one of our branch offices, you’ll see that our people are professional, efficient and on top of things.

We’ve instilled a culture across XPO that is passionate about providing world-class customer service. Each acquisition we complete brings us top shelf, experienced veterans who excel at customer service – many of them have been in the industry for decades. And when we hire new sales and operations people, we give them intense training as soon as they join our company. We make sure that they know how to deal with customers on a professional basis.

Now let’s talk about the backbone of our customer service organization: our information technology.

To grow at the pace we envision, we rely on great technology. We’ve put a scalable IT platform in place across the company, with sales, service, carrier and track-and-trace capabilities. We’re using it to find the right carrier for each load as our data pool grows. Our IT team has created algorithms that provide actionable pricing information and carrier analyses. Pricing should be a science, not a seat-of-the-pants process. As we acquire lane and pricing histories from the companies we purchase, that information gets added to our database and can be used by our salespeople.

We have a fast-paced IT development agenda: we launched the platform in March of 2012, and followed that with new pricing tools and load-covering capabilities. In December, we introduced our proprietary freight optimizer software. And this year, our IT team has already put out another major release that includes a new carrier rating engine and LTL upgrades. Further enhancements for 2013 include new customer and carrier portals with online functionality.

So that’s our business plan. Now it comes down to operational excellence: execution and management. Let’s spend a few minutes on our senior management team. Our CEO, Bradley Jacobs, started four highly successful companies from scratch prior to XPO Logistics. He led teams that built each of those start-ups into a billion dollar or multi-billion dollar enterprise and created substantial shareholder value. In the process, they accomplished nearly 500 acquisitions and 250 cold-starts.

The two most recent companies Brad led were United Waste Systems, which he built into the fifth largest solid waste management company in North America, and United Rentals, which he grew to be the largest construction equipment rental company in the world. From 1992, when Brad took United Waste public, to 1997, when he sold it for $2.5 billion to Waste Management, the earnings compounded at about 55% CAGR and the stock price outperformed the S&P 500 by 5.6 times. At United Rentals, over the 10 years he led the company, United Rentals stock outperformed the Index by 2.2 times.

For XPO, Brad assembled a team of highly qualified individuals with skill sets that mesh with our company’s specific strategy for rapid growth. Here are a few examples:

Mario Harik is our CIO. He was the CIO at Oakleaf Waste Management, a logistics provider that was sold in 2011. Mario has been tapped over the years by Fortune 100 companies for his expertise in building comprehensive IT organizations and proprietary platforms, similar to what we’re doing here at XPO.

Dave Rowe is our chief technology officer, reporting to Mario. Dave is one of the top names in logistics technology. He was CTO at Echo Global Logistics, where he led the design and development of the company’s information systems, as well as the integration of 11 acquisitions.

On the carrier side, Lou Amo is our vice president of carrier procurement and operations. Lou has 16 years’ experience working on both the shipper side and the carrier side in senior positions with companies like Electrolux and Union Pacific. Lou’steam specializes in building relationships withsmall and medium-sized carriers, typically with fewer than 100 trucks. We treat our carriers respectfully and professionally, we give them miles at fair rates, and we earn their trust. In return, they work hard to make sure that each shipment is picked up and delivered on time.

John Tuomala is our vice president of talent management. John is recruiting a talented workforce of several thousand people over the next few years, which is something he did successfully on an even larger scale for Compass Group North America.

Marie Fields is our director of training. She has 16 years of industry experience, including 12 years with C.H. Robinson, where she managed training and on-boarding of new hires, systems training and sales development. She also worked for American Backhaulers as a dispatcher and a carrier sales rep. Marie’s team has developeda leading-edge training platform that encompasses classroom instruction, structured simulation, on-the-job training, continuing education, mentoring and direct coaching by our branch presidents.

Moving on to the financial picture: In our most recent earnings report, for the first quarter of 2013, our total revenue was up 156% year-over-year. Freight brokerage revenue was up 887%, expedited transportation was up 6.5%, and freight forwarding was up 5% for the quarter.

Our liquidity is strong. As of March 31, we had approximately $206 million in cash. We expect to use this cash as follows: $20 million earmarked for cold-starts, technology and a cushion, and the balance for acquisitions.

With respect to 2013, we’ve provided the following outlook. We expect to achieve an annual revenue run rate of more than $1 billion as of December 31. We plan to acquire at least $300 million of historical annual revenue this year, and we’ve already acquired $98 million toward that target. And we expect to generate positive EBITDA by the fourth quarter. We also intend to open more cold-starts to grow our footprint.

Finally, it’s worth noting that XPO management owns over half of the company’s shares, based on the SEC beneficial ownership rules. Our interests are entirely aligned with our public shareholders to create substantial long-term value.

So to sum it up – we’re on track or ahead of plan with our strategy to build XPO into a multi-billion dollar company with strong fundamentals for value creation. Our industry is large, growing, fragmented, and still in an early stage of consolidation. We have a robust pipeline of acquisition targets. We see significant potential for growth through cold-starts. We have a well-defined process for scaling up our operations. We’re building a passionate, world-class culture of customer service. And we have a highly experienced management team intently focused on our goals. When we look ahead, we see a lot of runway to grow the business. We’re excited about the future of XPO!

Thank you for your interest.

Forward-Looking Statements

This presentation contains, and XPO Logistics, Inc. (the “Company”) may from time to time make, written or oral “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, made in this presentation that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), finding suitable merger or acquisition candidates, expansion and growth of the Company’s business and operations, the Company’s 2013 outlook, and other such matters, are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terms. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Factors that could adversely affect actual results and performance include, among others, economic conditions generally; competition; the Company’s ability to find suitable acquisition candidates and execute its acquisition strategy; the Company’s ability to raise capital; the Company’s ability to attract and retain key employees to execute its growth strategy; the Company’s ability to develop and implement a suitable information technology system; the Company’s ability to maintain positive relationships with its network of third-party transportation providers; litigation; and governmental regulation. Additional factors that could cause actual results to differ materially from those projected in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and in the Company’s other filings with the Securities and Exchange Commission (the “SEC”). This presentation should be read in conjunction with the Company’s filings with the SEC, which are available to the public over the Internet at www.sec.gov and the Company’s website www.xpologistics.com. All forward-looking statements made in this presentation speak only as of the date of this presentation. All forward-looking statements made in this presentation are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. The Company assumes no obligation to update any such forward-looking statements, including its 2013 outlook.